CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, William A. Powell, Chief Executive Officer and President of Sears Hometown and Outlet Stores, Inc. (the “Company”) and Ryan D. Robinson, Senior Vice President, Chief Administrative Officer, and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2016 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 30, 2016

/s/ William A. Powell
William A. Powell
Chief Executive Officer and President

/s/ Ryan D. Robinson
Ryan D. Robinson
Senior Vice President, Chief Administrative Officer, and Chief Financial Officer